EXHIBIT 10.15

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “Amendment”) is made as of November 12, 2019 (the “Effective Date”), by and among HIGHLANDS REIT, INC., a Maryland corporation (the “Borrower”), and THE HUNTINGTON NATIONAL BANK, as “Agent” and as an existing “Lender”.

R E C I T A L S
A. Borrower, Agent and certain other Lenders have entered into a Credit Agreement dated as of February 15, 2019 (the “Original Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Credit Agreement.
B. Borrower and Lenders wish to amend the Original Credit Agreement to modify certain of the terms, covenants and provisions in the Original Credit Agreement, all as set forth herein.
NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS
1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.
2. Section 1.1 of the Original Credit Agreement is hereby modified by adding the following defined terms:
Multi-Family Availability NOI. The aggregate of (a) Underwritten NOI for Multi-Family Assets owned less than twelve (12) months and (b) Adjusted NOI for Multi- Family Assets owned twelve (12) months or longer.
Underwritten NOI. The reasonably calculated pro forma annual projection of net operating income for any Real Estate based on actual historic metrics, such as a rent roll, with other reasonable assumptions, as underwritten by Borrower and/or its Subsidiaries when acquiring such Real Estate, in accordance with Borrower’s and its
Subsidiaries’ ordinary course of business and past practice.
3. Section 1.1 of the Original Credit Agreement is hereby modified by deleting the defined term “Pool Property Availability” in its entirety and replacing it with the following:
Pool Property Availability. The Pool Property Availability shall be bifurcated based on Multi-Family Assets (resulting in the “Multi-Family Pool Property Availability”) and Legacy Assets (resulting in the “Legacy Pool Property Availability”) as set forth below. Pool Property Availability shall equal the sum of Multi-Family Pool Property Availability and Legacy Pool Property Availability.

(a) Multi-Family Pool Property Availability shall at no time exceed the lesser of the following:

(i) Sixty-five percent (65%) multiplied by the Multi-Family Pool Value; and
(ii) As of any date of determination, the quotient obtained by dividing (A)
the Multi-Family Availability NOI by (B) (x) the product of 1.25 and (y) the Multi-Family Mortgage Constant.

(b) Legacy Pool Property Availability shall at no time exceed the lesser of the following:

(i) Sixty percent (60%) multiplied by the Legacy Pool Value; and

(ii) As of any date of determination, the quotient obtained by dividing (A) the aggregate Adjusted NOI attributable to the Legacy Assets by (B) (x) the product of 1.65 and (y) the Legacy Mortgage Constant.
4. Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Event of Default, the representations and warranties contained in Article 6 of the Original Credit Agreement are true and correct in all material respects, Borrower has no offsets or claims against Lender and Borrower has full power and authority to execute this Amendment.
5. As expressly modified as provided herein, the Original Credit Agreement shall continue in full force and effect.
6. All references in the Loan Documents to the Original Credit Agreement henceforth shall be deemed to refer to the Original Credit Agreement as amended by this Amendment. In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern.
7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.
8. The undersigned Guarantors, having executed and joined in this Amendment as shown below, jointly and severally, hereby (i) approve and ratify this Amendment, (ii) confirm that they have previously joined in, or hereby join in, that certain Guaranty dated as of February 15, 2019 and Environmental Indemnity dated as of February 15, 2019 (as each may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, collectively, the “Guaranty”), that they are Guarantors or Indemnitors, as applicable, under the Guaranty and that their obligations under the Guaranty will continue in full force and effect and (iii) agree to fully and timely perform each and every obligation of a Guarantor or Indemnitor, as applicable, under and in accordance with such Guaranty.

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Signature page follows]

AGENT, ISSUING LENDER, AND LENDER:

THE HUNTINGTON NATIONAL BANK

By: /s/ Rebecca Stirnkoro
Name: Rebecca Stirnkoro
Title: Assistant Vice President

LENDERS:

CHEMICAL BANK,
a division of TCF National Bank

By: /s/ Ronald Konstantinovsky
Name: Ronald Konstantinovsky
Title: Vice President

MIDFIRST BANK

By: /s/ Todd Wright
Name: Todd Wright
Title: Senior Vice President

FIRST NATIONAL BANK

By: /s/ John E Wilgus II
Name: John E Wilgus II
Title: Senior Vice President

IN WINESS HEREOF, the parties have executed and delivered this Amendment as of the date first written above.

BORROWER:

HIGHLANDS REIT, INC., a Maryland corporation

By: /s/ Paul Melkus
Name: Paul Melkus
Title: Authorized Officer